Exhibit 99.1

Veritiv Announces Third Quarter

2014 Financial Results

Reports Third Quarter Adjusted EBITDA of $51.5 Million

In-line With Expectations as Integration Moves Into Execution Phase

11/13/2014

ATLANTA and LOVELAND, Ohio ‒ Veritiv Corporation (NYSE: VRTV), a North American leader in business-to-business distribution solutions, today announced consolidated financial results for its third fiscal quarter ended September 30, 2014.

“Results for the third quarter are in line with our expectations, as our efforts to execute our integration plans, capture synergies, and align our segment strategies are ongoing. Throughout this transition, we remain committed to providing our customers with industry-leading service and solutions,” said Mary Laschinger, Chairman and CEO of Veritiv Corporation.

For the three months ended September 30, 2014 compared to the three months ended September 30, 2013 (on a pro forma basis):

•	Net sales were $2.4 billion, a decrease of 3.3% from the prior year.
•	Adjusted EBITDA was $51.5 million, a decrease of 6.2% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 2.2%, essentially flat with the prior year.

For the nine months ended September 30, 2014 (on a pro forma basis):

•	Net sales were $6.9 billion, a decrease of 4.3% from the prior year
•	Adjusted EBITDA was $113.3 million, a decrease of 4.5% from the prior year.
•	Adjusted EBITDA as a percentage of net sales was 1.6%, essentially flat with the prior year.

Net loss for the three months ended September 30, 2014 was $14 million and net loss for the nine months ended September 30, 2014 was $5.6 million.

“We remain on track with our goals for this year, and continue to focus on driving operational excellence and building value for our shareholders,” said Steve Smith, Senior Vice President and Chief Financial Officer of Veritiv Corporation.

The company continues to expect pro forma Adjusted EBITDA for 2014 to be in the range of $135-145 million.

Important information regarding GAAP and pro forma operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes to this press release, which should be thoroughly reviewed.

When reviewing the reconciliations included in the non-GAAP measures, please note that certain information is on a pro forma basis. The pro forma information includes historical Unisource Worldwide, Inc. (“Unisource”) results, other purchase accounting adjustments and one-time costs as if the merger of the legacy xpedx business and UWW Holdings, Inc., the parent company of Unisource, had occurred on January 1, 2013.

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About Veritiv

Veritiv Corporation (NYSE: VRTV), with corporate offices in Atlanta and Loveland, Ohio, is a North American leader in business-to-business distribution solutions. Serving customers across virtually every industry, Veritiv provides print, publishing, packaging, facility and logistics solutions that help shape the success of its customers.  Established in 2014, following the merger of International Paper Company’s xpedx division and Unisource Worldwide, the company employs approximately 9,500 team members across more than 170 distribution centers throughout the U.S., Mexico and Canada. For more information about Veritiv and its business segments visit www.veritivcorp.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Veritiv Corporation’s (the “Company”) future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to the Company or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

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Factors that could cause actual results to differ materially from current expectations include risks and other factors described in the Company’s publicly available reports filed with the Securities and Exchange Commission (“SEC”), which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and other factors, which in some instances are beyond the Company’s control, include: the industry-wide decline in demand for paper and related products; procurement and other risks in obtaining packaging, paper and facility products from our suppliers for resale to our customers; increased competition, from existing and non-traditional sources; loss of significant customers; our ability to collect trade receivables from customers to whom we extend credit; successful integration of the legacy xpedx and Unisource businesses and realization and timing of the expected synergy and other cost savings from the merger; fuel cost increases; inclement weather, anti-terrorism measures and other disruptions to the transportation network; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; increasing interest rates; foreign currency fluctuations; changes in accounting standards and methodologies; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effects of work stoppages, union negotiations and union disputes; our reliance on third-party vendors for various services; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2014 to be filed with the SEC may contain updates to the information included in this release.

Financial Statements

Because the merger of the legacy xpedx distribution solutions business with that of UWW Holdings Inc., the parent company of Unisource Worldwide, Inc. (“Unisource”) occurred on July 1, 2014, please note the following when reviewing the Veritiv Statements of Operations, Balance Sheets, and Statements of Cash Flows included with this release:

•	The Veritiv Statements of Operations and Statements of Cash Flows for the three- and nine-months ended September 30, 2013 reflect the results of the legacy xpedx business only. The Veritiv Statements of Operations and Statements of Cash Flows for the three- and nine-months ended September 30, 2014 include the legacy xpedx business for the full nine-months presented and the legacy Unisource results from July 1, 2014.
•	The Veritiv Balance Sheet as of December 31, 2013 reflects the assets, liabilities and equity of the legacy xpedx business only. The Veritiv Balance Sheet as of September 30, 2014 reflects the assets, liabilities and equity of the combined legacy xpedx and Unisource businesses.

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Statements of Operations

VERITIV CORPORATION

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS

(in millions, except share and per share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net sales (including sales to related parties of $9.2 and $12.8 for the three months ended September 30, 2014 and 2013, respectively, and $33.5 and $40.3 for the nine months ended September 30, 2014 and 2013, respectively)	$2,390.3	$1,442.8	$5,026.7	$4,234.1

Cost of products sold (including purchases from related parties of $62.7 and $158.6 for the three months ended September 30, 2014 and 2013, respectively, and $339.2 and $465.6 for the nine months ended September 30, 2014 and 2013, respectively) (exclusive of depreciation and amortization shown separately below)	1,987.1	1,214.1	4,192.2	3,545.5
Distribution expenses	138.2	75.4	289.5	234.8
Selling and administrative expenses	212.9	134.0	469.2	408.9
Depreciation and amortization	14.2	4.4	23.1	12.8
Merger and integration expenses	54.8	-	56.9	-
Restructuring charges (income)	0.1	6.0	(1.0)	30.4
Operating income (loss)	(17.0)	8.9	(3.2)	1.7
Interest expense, net	6.8	-	6.8	-
Other expense (income), net	0.6	(0.2)	0.1	(2.3)
Income (loss) from continuing operations before income taxes	(24.4)	9.1	(10.1)	4.0
Income tax (benefit) expense	(10.4)	3.9	(4.6)	2.0
Income (loss) from continuing operations	(14.0)	5.2	(5.5)	2.0
Loss from discontinued operations, net of income taxes	-	(0.1)	(0.1)	-
Net income (loss)	$(14.0)	$5.1	$(5.6)	$2.0

Earnings (loss) per share:
Basic and diluted
Continuing operations	$(0.88)	$0.64	$(0.51)	$0.25
Discontinued operations	-	(0.01)	(0.01)	-
Basic and diluted earnings (loss) per share	$(0.88)	$0.63	$(0.52)	$0.25

Weighted-average shares outstanding - basic and diluted	16,000,000	8,160,000	10,773,333	8,160,000

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Balance Sheets

VERITIV CORPORATION

CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS

(dollars in millions, except par value, unaudited)

	September 30,	December
	2014	31, 2013
Assets
Current assets:
Cash and cash equivalents	$61.0	$5.7
Accounts receivable, less allowances of $35.4 and $22.7 in 2014 and 2013, respectively	1,162.8	669.7
Related party receivable	3.4	10.1
Inventories	697.6	360.9
Other current assets	102.6	26.3
Assets held for sale	-	9.3
Total current assets	2,027.4	1,082.0
Property and equipment, net	379.2	107.1
Goodwill	55.1	26.4
Other intangibles, net	36.5	9.3
Deferred income tax assets	122.3	22.7
Other non-current assets	46.2	9.4
Total assets	$2,666.7	$1,256.9
Liabilities and Equity
Current liabilities:
Accounts payable	$667.2	$357.3
Related party payable	14.9	2.6
Accrued payroll and benefits	109.0	54.9
Deferred income tax liabilities	31.1	13.5
Other accrued liabilities	94.3	36.5
Current maturities of long-term debt	3.3	-
Financing obligations to related party, current portion	15.8	-
Total current liabilities	935.6	464.8
Long-term debt, net of current maturities	803.3	-
Financing obligations to related party, less current portion	218.5	-
Defined benefit pension obligations	28.3	-
Other non-current liabilities	113.0	12.5
Total liabilities	2,098.7	477.3
Commitments and contingencies
Equity:
Parent company investment, prior to Spin-off	-	784.3
Shareholders' equity:
Preferred stock, $0.01 par value, 10.0 million shares authorized, none issued	-	-
Common stock, $0.01 par value, 100.0 million shares authorized, 16.0 million shares issued and outstanding	0.2	-
Additional paid-in capital	590.4	-
Accumulated deficit	(14.0)	-
Accumulated other comprehensive loss	(8.6)	(4.7)
Total shareholders' equity	568.0	(4.7)
Total equity	568.0	779.6
Total liabilities and equity	$2,666.7	$1,256.9

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Statements of Cash Flows

VERITIV CORPORATION

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(in millions, unaudited)

	Nine Months Ended
	September 30,
	2014	2013
Operating Activities
Net income (loss)	$(5.6)	$2.0
Loss from discontinued operations, net of income taxes	(0.1)	-
Income (loss) from continuing operations	(5.5)	2.0
Depreciation and amortization	23.1	12.8
Amortization of deferred financing fees	1.1	-
Net gains on sales of property and equipment	(1.8)	(9.0)
Provision for allowance for doubtful accounts	6.2	2.5
Deferred income tax provision	(9.3)	3.5
Stock-based compensation	4.3	11.8
Other noncash items, net	1.0	-
Changes in operating assets and liabilities, net of Merger
Accounts receivable and related party receivable	(53.2)	(36.2)
Inventories	6.0	17.7
Accounts payable and related party payable	55.4	10.0
Accrued payroll and benefits	16.9	3.5
Other accrued liabilities	2.3	(1.0)
Other	(16.9)	(5.6)
Net cash provided by operating activities – continuing operations	29.6	12.0
Net cash used for operating activities – discontinued operations	(1.1)	(0.1)
Net cash provided by operating activities	28.5	11.9
Investing Activities
Net cash acquired in Merger	37.0	-
Property and equipment additions	(5.7)	(8.7)
Proceeds from asset sales	4.8	20.9
Other	0.3	0.4
Net cash provided by investing activities	36.4	12.6
Financing Activities
Net cash transfers to Parent	(61.5)	(16.9)
Change in bank and book overdrafts	9.1	(9.2)
Transfer to Parent in connection with Spin-off	(404.2)	-
Borrowings of long-term debt	1,774.1	-
Repayments of long-term debt	(1,302.4)	-
Payments under financing obligations to related party	(3.9)	-
Deferred financing fees	(22.5)	-
Other	(0.6)	0.1
Net cash used for financing activities – continuing operations	(11.9)	(26.0)
Net cash provided by (used for) financing activities – discontinued operations	1.1	(1.9)
Net cash used for financing activities	(10.8)	(27.9)
Effect of exchange rate changes on cash	1.2	1.1
Net change in cash and cash equivalents	55.3	(2.3)
Cash and cash equivalents at beginning of period	5.7	15.4
Cash and cash equivalents at end of period	$61.0	$13.1

Supplemental Cash Flow Information
Cash paid for income taxes, net of refunds	$1.4	$0.5
Cash paid for interest	$5.2	$-
Non-Cash Transactions
Common stock issued in connection with Spin-off	$302.3	$-
Common stock issued in connection with Merger	$284.7	$-
Contingent liability associated with the Tax Receivable Agreement	$60.9	$-
Non-cash transfers (to) from Parent	$(21.1)	$10.4

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Non-GAAP Measures

We supplement our financial information prepared in accordance with GAAP with Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges (income), non-restructuring stock-based compensation expense, LIFO (income) expense, asset impairment charge, non-restructuring severance charges, (gain) loss on sale of joint venture, merger and integration expenses, purchase accounting adjustments, and loss from discontinued operations, net of income taxes) because we believe investors commonly use Adjusted EBITDA as a main component of valuing companies such as ours. In addition, the credit agreement governing our ABL Facility permits us to exclude these and other charges in calculating “Consolidated EBITDA” pursuant to such credit agreement.

Adjusted EBITDA is not a measurement of financial performance under GAAP. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measure. Adjusted EBITDA has a limitation as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP. Please see the following schedules and related footnotes for reconciliations of non-GAAP measures to the most comparable GAAP measures.

Table I

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(in millions)

(unaudited)

	Three Months Ended September 30, 2014			Three Months Ended September 30, 2013
	Veritiv As	Pro Forma	Veritiv	Veritiv As	Pro Forma		Veritiv
	Reported	Adjustments*	Pro Forma	Reported	Adjustments*		Pro Forma
Net sales	$2,390.3	$-	$2,390.3	$1,442.8	$1,029.0		$2,471.8
Net income (loss)	$(14.0)	$35.2	$21.2	$5.1	$239.6	(1)	$244.7
Interest expense, net	6.8	-	6.8	-	6.3		6.3
Income tax (benefit) expense	(10.4)	22.5	12.1	3.9	(229.2	)(1)	(225.3)
Depreciation and amortization	14.2	-	14.2	4.4	9.4		13.8
EBITDA	(3.4)	57.7	54.3	13.4	26.1		39.5
Restructuring charges (income)	0.1	-	0.1	6.0	1.0		7.0
Non-restructuring stock-based compensation	-	-	-	3.2	(0.1)		3.1
LIFO (income) expense	(0.5)	(2.1)	(2.6)	4.2	0.8		5.0
Non-restructuring severance charges	-	-	-	0.3	0.2		0.5
Merger and integration expenses	54.8	(54.8)	-	-	-		-
Purchase accounting adjustments	0.5	(0.8)	(0.3)	-	(0.3)		(0.3)
Loss from discontinued operations, net of income taxes	-	-	-	0.1	-		0.1
Adjusted EBITDA / Pro Forma Adjusted EBITDA	$51.5	$(0.0)	$51.5	$27.2	$27.7		$54.9

Adjusted EBITDA / Pro Forma Adjusted EBITDA as a % of net sales	2.2%		2.2%	1.9%			2.2%

(1) Unisource's historical results for the three and nine months ended September 30, 2013 include the reversal of a $238.7 million valuation allowance against its U.S. federal and a substantial portion of its state net deferred tax assets.

* Pro forma adjustments take into account the merger with UWW Holdings, Inc. and the related financing as if they occurred on January 1, 2013, as well as purchase accounting adjustments and adjustments for one-time costs related to the merger.

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Table II

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

(in millions)

(unaudited)

	Nine Months Ended September 30, 2014			Nine Months Ended September 30, 2013
	Veritiv As	Pro Forma	Veritiv	Veritiv As	Pro Forma		Veritiv
	Reported	Adjustments*	Pro Forma	Reported	Adjustments*		Pro Forma
Net sales	$5,026.7	$1,907.5	$6,934.2	$4,234.1	$3,012.7		$7,246.8
Net income (loss)	$(5.6)	$28.4	$22.8	$2.0	$187.2	(1)	$189.2
Interest expense, net	6.8	12.5	19.3	-	19.1		19.1
Income tax (benefit) expense	(4.6)	35.3	30.7	2.0	(260.0	)(1)	(258.0)
Depreciation and amortization	23.1	17.4	40.5	12.8	28.5		41.3
EBITDA	19.7	93.6	113.3	16.8	(25.2)		(8.4)
Restructuring charges (income)	(1.0)	0.2	(0.8)	30.4	3.5		33.9
Non-restructuring stock-based compensation	4.0	0.1	4.1	9.8	0.3		10.1
LIFO (income) expense	(0.8)	(0.8)	(1.6)	1.9	3.4		5.3
Asset impairment charge	-	2.8	2.8	-	0.3		0.3
Non-restructuring severance charges	2.4	0.4	2.8	0.9	0.4		1.3
(Gain) Loss on sale of joint venture	-	(6.6)	(6.6)	-	-		-
Merger and integration expenses	56.9	(56.9)	-	-	76.3		76.3
Purchase accounting adjustments	0.5	(1.3)	(0.8)	-	(0.2)		(0.2)
Loss from discontinued operations, net of income taxes	0.1	-	0.1	-	-		-
Adjusted EBITDA / Pro Forma Adjusted EBITDA	$81.8	$31.5	$113.3	$59.8	$58.8		$118.6

Adjusted EBITDA / Pro Forma Adjusted EBITDA as a % of net sales	1.6%		1.6%	1.4%			1.6%

(1) Unisource's historical results for the three and nine months ended September 30, 2013 include the reversal of a $238.7 million valuation allowance against its U.S. federal and a substantial portion of its state net deferred tax assets.

* Pro forma adjustments take into account the merger with UWW Holdings, Inc. and the related financing as if they occurred on January 1, 2013, as well as purchase accounting adjustments and adjustments for one-time costs related to the merger.

Veritiv Contacts:

Investors: Neil Russell, 678-418-4215 Media: Ed Patterson, 678-418-4221

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